Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:

FELCOR REPORTS SECOND QUARTER RESULTS
• Same-store EBITDA Increases 13%
• Asset Sale Program On-Track
• Maintains Guidance
IRVING, Texas…August 2, 2011 - FelCor Lodging Trust Incorporated (NYSE: FCH), owner of 78 primarily upper-upscale hotels and resorts, today reported operating results for the second quarter ended June 30, 2011.
Summary:

•	Revenue per available room ("RevPAR") for 67 comparable hotels increased 6.2% for the quarter.

•	Same-store Hotel EBITDA margin increased 144 basis points for the quarter. Hotel EBITDA increased 11% during the quarter, representing more than two times hotel revenue growth.

•	Adjusted FFO per share was $0.13 and Adjusted EBITDA was $64.3 million for the quarter. Before asset sales and debt transactions, Adjusted FFO per share would have been $0.16.

•	Sold six hotels during 2011, including three in July, for gross proceeds of $100 million.

•	Repaid almost $450 million of debt this year, with proceeds from asset sales and the senior notes and equity offerings, reducing average interest rate by 50 basis points during the quarter.

•	Purchased the Royalton and Morgans hotels in midtown Manhattan for $140 million.

•	Net loss was $42.3 million for the quarter.

Second Quarter Operating Results:

RevPAR (for 67 comparable hotels) was $102.28, a 6.2% increase compared to the same period in 2010. The increase was driven by a 3.7% increase in average daily rate ("ADR") to $131.86 and a 2.4% increase in occupancy to 77.6%. Comparable hotels exclude the eight hotels marketed for sale, three hotels in discontinued operations and two hotels acquired in 2011.

“We continue to successfully execute our strategy to improve our portfolio quality and long-term growth and to restructure our balance sheet. We issued senior notes at a very favorable rate and used the proceeds to acquire two strategic hotels in Manhattan and retire higher cost debt. We also sold six non-strategic hotels this year and used the net proceeds to repay debt. We are mid-way through the first group of asset sales, which have progressed faster than anticipated, and expect to complete the sale of these remaining hotels this year,” said Richard A. Smith, FelCor's President and Chief Executive Officer.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

“RevPAR growth continues to accelerate, but slower than expected. The U.S. economy is expanding, but headwinds lingered in the second quarter. Our transient RevPAR was strong, increasing 8% compared to prior year, although group RevPAR increased only 1%. We expect stronger RevPAR in the second half of the year, reflecting improved group booking pace and continued improvement in transient rates. Our aggressive asset management philosophy continues to show positive results. We remain the best performing hotel REIT by RevPAR change, since we completed the renovation program in 2008 and implemented significant operational growth. We remain focused on limiting cost increases as occupancy recovers. This produced better hotel EBITDA margins than expected during the second quarter, which allowed us to meet the low-end of our expectations, and our cost per occupied room remains more than $3 below 2008,” added Mr. Smith.

Hotel EBITDA was $70.9 million, compared to $63.7 million for the same period in 2010, an 11% increase. Hotel EBITDA and other same-store metrics reflect 75 consolidated hotels at the end of the quarter (67 comparable hotels plus eight hotels marketed for sale). The same-store metrics include the Fairmont Boston, which was acquired in August 2010, and exclude five hotels owned at June 30 (three Embassy Suites Hotels sold in July, which were classified as discontinued operations, and Royalton and Morgans, which were acquired in May 2011). Hotel EBITDA margin was 28.0%, a 144 basis point increase compared to the same period in 2010.

Adjusted EBITDA (which includes our pro rata share of joint ventures) was $64.3 million compared to $56.5 million for the same period in 2010, a 14% increase. Same-store Adjusted EBITDA was $61.6 million for the quarter, a 12.6% increase, compared to the same period in 2010.

Adjusted funds from operations (“FFO”) was $16.4 million, or $0.13 per share, compared to $6.7 million, or $0.10 per share, for the same period in 2010, a $0.03 per share improvement.

Net loss attributable to common stockholders was $51.9 million, or $0.42 per share for the quarter, compared to net income of $11.9 million, or $0.17 per share, for the same period in 2010. Our 2011 net loss included $23.7 million of net losses from debt extinguishment and $12.3 million of impairment charges, which were partially offset by $6.7 million of net gains on asset sales. Our 2010 net income included a $46.1 million gain from debt extinguishment.

EBITDA, Adjusted EBITDA, same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 15 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Balance Sheet:
In May, we completed the sale of $525 million of 6.75% senior secured notes maturing in 2019. Combined with the $158 million in net proceeds from the April equity offering, we raised $669 million in net proceeds, after fees and expenses, which were used to fund the $140 million acquisition of the Royalton and Morgans hotels in New York, redeem $144 million of 10% senior secured notes due 2014 (for total consideration of $158 million), retire the remaining $46 million of 9% senior notes that matured in June 2011, retire a $7.3 million CMBS loan that matured in June 2011 and repay the balance under our line of credit ($145 million at March 31).

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

In June, we refinanced $24.0 million of a $27.8 million CMBS loan that bore interest at 8.77% and was scheduled to mature in 2013. The remaining $3.8 million principal was forgiven as part of a prior agreement with the special servicer.

At June 30, 2011, we had $1.6 billion of consolidated debt, with an average interest rate of 7.4% and weighted average maturity of five years. We had $231.0 million of cash and cash equivalents and full availability under our $225 million line of credit, providing the company with over $400 million of liquidity.

We have one remaining debt maturity in 2011: a $178.2 million CMBS loan that is secured by nine hotels. We repaid $45.3 million of the original $250 million principal amount in the second quarter, and an additional $26.5 million in July, using proceeds from the sales of three hotels that secured the loan. We expect to refinance the remaining balance prior to maturity.

“We are very pleased with our recent senior note offering. The interest rate and eight-year term are very attractive and fit our strategy to lower financing costs and stagger maturities. Proceeds from our recent equity and bond offerings were used to repay higher-cost debt, and we reduced our average interest rate by 50 basis points this quarter. The full availability under our line of credit, combined with over $200 million of cash, provides tremendous financial flexibility. As we sell additional hotels, we will continue to look for accretive ways to refinance or repay existing debt to lower our average interest rate and stagger maturities. We expect our leverage to continue to decline from improved operations and from asset sales,” stated Andrew J. Welch, FelCor's Executive Vice President and Chief Financial Officer.

Portfolio Management:

For the quarter, we spent $36.3 million on capital improvements at our hotels (including our pro rata share of joint venture expenditures). During 2011, we intend to spend approximately $85 million on capital improvement and ROI projects. Approximately $60 million, or 6% of our annual revenue, will be focused on renovating seven hotels, as part of our long-term capital program to maintain our portfolio quality and competitive positioning. In May, we completed the construction of a new $5 million, stand-alone, high-efficiency laundry facility at Kingston Plantation in Myrtle Beach that services approximately 700 condominiums and our two hotels. We expect our return on investment to be greater than our original projection (less than a five-year payback). Next year, we intend to further increase our return by providing services to other hotels. Moving this facility also frees valuable first-floor space at the Embassy Suites, which allows us to pursue further revenue generation opportunity. Our remaining 2011 capital expenditures will include the redevelopment at the Fairmont Boston Copley Plaza (including renovation of the guest rooms and corridors, and the development of a new state-of-the-art fitness center and day spa).

In May, we acquired two midtown Manhattan hotels, Royalton and Morgans, for $140.0 million. The hotels are in excellent condition and are recently renovated. The purchase price, $496,000 per key, is approximately 60% of estimated replacement cost and represents a 10% stabilized yield on EBITDA. We expect the hotels to generate approximately $6 million of EBITDA during 2011, and increasing to nearly $8 million in 2012. We have begun redevelopment projects at the Morgans to add guest rooms, improve the fitness center and guest lounge, as well as re-concepting the food and beverage offerings, all of which will further enhance our return on investment.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

During the second quarter, we sold three non-strategic hotels (Embassy Suites - Phoenix - Tempe, Sheraton Suites - Chicago - O'Hare and Hilton Suites - Lexington) for combined gross proceeds of $54 million. After the end of the quarter, we sold three hotels (Embassy Suites Hotels in Orlando - North, DFW - South and Corpus Christi) for combined gross proceeds of $46 million. We currently have agreements to sell, or are negotiating contracts to sell, five additional hotels.

Outlook:
We are maintaining our second half 2011 guidance, which assumes lodging demand continues to recover and low supply growth. We have updated our outlook for the completed sale of six non-strategic hotels during the first half of the year (representing approximately $6 million of EBITDA) and for second quarter actual results (which met the low-end of our expectations). Our prior guidance assumed the sale of only one hotel. In addition, we have updated our interest expense to account for our recent senior notes offering and recently repaid debt. Our guidance includes only dispositions of those hotels that have been sold or hotels that we have contracts to sell with hard deposits. Our updated guidance assumes no acquisitions, dispositions or debt repayment beyond what has already occurred. We will update our guidance as we sell additional hotels.

For 2011, we anticipate:

•	RevPAR: increasing between 6% and 7.5%;

•	Adjusted EBITDA: between $207 million and $213 million;

•	Adjusted FFO per share: between $0.17 and $0.22;

•	Net loss attributable to FelCor: between $121 million and $115 million;

•	Interest expense: approximately $141 million;

•	Capital expenditures: approximately $85 million; and

•	Weighted average shares and units outstanding: 117.4 million.

FelCor, a real estate investment trust, is the nation's largest owner of upper-upscale, all-suite hotels. FelCor owns interests in 78 properties located in major markets throughout 22 states. FelCor's diversified portfolio of hotels and resorts are flagged under global brands such as: Doubletree ®, Embassy Suites Hotels®, Hilton®, Fairmont®, Marriott®, Renaissance®, Sheraton®, Westin® and Holiday Inn®. Additional information can be found on the Company's Web site at www.felcor.com.
 We invite you to listen to our second quarter earnings Conference Call on Tuesday, August 2, 2011, at 11:00 a.m. (Central Time). The conference call will be Webcast simultaneously on FelCor's Web site at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor's Web site and click on the conference call microphone icon on either the “Investor Relations” or “News Releases” page. The conference call replay also will be archived on the Company's Web site.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor's financial position as of and for the three and six month periods ended June 30, 2011.

(a)    Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Quarterly Report on Form 10-Q.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Hotel operating revenue:
Room	$199,188	$179,004	$375,168	$341,835
Food and beverage	42,576	34,756	79,711	67,411
Other operating departments	14,591	13,944	26,969	26,518
Other revenue	1,011	1,007	1,236	1,372
Total revenues	257,366	228,711	483,084	437,136
Expenses:
Hotel departmental expenses:
Room	52,433	46,308	99,633	89,689
Food and beverage	31,534	26,488	60,692	52,013
Other operating departments	6,651	6,191	12,549	11,996
Other property related costs	67,646	61,222	133,946	120,862
Management and franchise fees	11,849	10,970	22,332	20,699
Taxes, insurance and lease expense	23,563	23,595	43,621	45,245
Corporate expenses	6,910	6,510	16,447	16,357
Depreciation and amortization	34,011	34,158	67,861	68,639
Impairment loss	11,706	—	11,706	—
Other expenses	1,616	801	2,247	1,362
Total operating expenses	247,919	216,243	471,034	426,862
Operating income	9,447	12,468	12,050	10,274
Interest expense, net	(34,875)	(35,856)	(68,348)	(70,582)
Debt extinguishment	(23,660)	46,186	(23,905)	46,186
Gain on involuntary conversion, net	21	—	171	—
Income (loss) before equity in loss from unconsolidated entities	(49,067)	22,798	(80,032)	(14,122)
Equity in income (loss) from unconsolidated entities	31	286	(1,552)	(1,188)
Income (loss) from continuing operations	(49,036)	23,084	(81,584)	(15,310)
Discontinued operations	6,639	(1,094)	7,461	(25,642)
Net income (loss)	(42,397)	21,990	(74,123)	(40,952)
Net income attributable to noncontrolling interests in other partnerships	(51)	(325)	(109)	(96)
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	183	(51)	303	274
Net income (loss) attributable to FelCor	(42,265)	21,614	(73,929)	(40,774)
Preferred dividends	(9,678)	(9,678)	(19,356)	(19,356)
Net income (loss) attributable to FelCor common stockholders	$(51,943)	$11,936	$(93,285)	$(60,130)
Basic and diluted per common share data:
Income (loss) from continuing operations	$(0.48)	$0.19	$(0.92)	$(0.53)
Net income (loss)	$(0.42)	$0.17	$(0.85)	$(0.92)
Basic and diluted weighted average common shares outstanding	122,992	66,531	109,249	65,014

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2011	2010
Assets
Investment in hotels, net of accumulated depreciation of $964,606 and $982,564 at June 30, 2011 and December 31, 2010, respectively	$1,998,232	$1,985,779
Investment in unconsolidated entities	72,733	75,920
Hotels held for sale	43,846	—
Cash and cash equivalents	231,049	200,972
Restricted cash	41,609	16,702
Accounts receivable, net of allowance for doubtful accounts of $344 and $696 at June 30, 2011 and December 31, 2010, respectively	39,266	27,851
Deferred expenses, net of accumulated amortization of $11,850 and $17,892 at June 30, 2011 and December 31, 2010, respectively	31,811	19,940
Other assets	34,281	32,271
Total assets	$2,492,827	$2,359,435
Liabilities and Equity
Debt, net of discount of $36,740 and $53,193 at June 30, 2011 and December 31, 2010, respectively	$1,612,106	$1,548,309
Distributions payable	76,293	76,293
Accrued expenses and other liabilities	142,967	144,451
Total liabilities	1,831,366	1,769,053
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 640 and 285 units issued and outstanding at June 30, 2011 and December 31, 2010, respectively	3,887	2,004
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at June 30, 2011 and December 31, 2010	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at June 30, 2011 and December 31, 2010	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized and 124,569 shares issued at June 30, 2011, and 101,038 shares issued, including shares in treasury, at December 31, 2010	1,246	1,010
Additional paid-in capital	2,350,883	2,190,308
Accumulated other comprehensive income	27,931	26,457
Accumulated deficit	(2,221,290)	(2,054,625)
Less: Common stock in treasury, at cost, of 4,156 shares at December 31, 2010	—	(73,341)
Total FelCor stockholders’ equity	637,544	568,583
Noncontrolling interests in other partnerships	20,030	19,795
Total equity	657,574	588,378
Total liabilities and equity	$2,492,827	$2,359,435

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels		Interest Rate (%)		Maturity Date	June 30, 2011	December 31, 2010
Line of credit(a)	11 hotels		L + 4.50		August 2014(b)	$—	$—
Mortgage debt
Mortgage debt(c)	10 hotels		L + 0.93	(d)	November 2011	204,714	250,000
Mortgage debt(e)	9 hotels		L + 5.10	(f)	April 2015	211,968	212,000
Mortgage debt	7 hotels		9.02		April 2014	110,973	113,220
Mortgage debt	5 hotels	(g)	6.66		June - August 2014	68,300	69,206
Mortgage debt(h)	1 hotel		L + 1.50		June 2012	24,000	27,770
Mortgage debt	1 hotel		5.81		July 2016	11,100	11,321
Other	—		4.25		August 2011	791	524
Senior notes
Senior secured notes	6 hotels		6.75		June 2019	525,000	—
Senior secured notes(i)	14 hotels		10.00		October 2014	455,260	582,821
Retired debt	—		—		—	—	281,447
Total	64 hotels					$1,612,106	$1,548,309

(a)	We currently have full availability under our $225 million line of credit.

(b)	The line of credit can be extended for one year (to 2015), subject to satisfying certain conditions.

(c)	$26.5 million was repaid on this note after June 30, 2011 from proceeds of a hotel sale.

(d)	We purchased an interest rate cap ($250 million notional amount) that caps LIBOR at 7.8% and expires November 2011.

(e)	$8.6 million was repaid on this note after June 30, 2011 from proceeds of a hotel sale.

(f)	LIBOR (for this loan) is subject to a 3% floor. We purchased an interest rate cap ($212 million notional amount) that caps LIBOR at 5.0% and expires May 2012.

(g)	The hotels securing this debt are subject to separate loan agreements and are not cross-collateralized.

(h)	This note was repaid after June 30, 2011.

(i)
$492 million in aggregate principal outstanding (after redemption of $144 million in aggregate principal in June 2011) and were initially sold at a discount that provided an effective yield of 12.875% before transaction costs.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Schedule of Encumbered Hotels
(dollars in millions)

	June 30, 2011
Consolidated Debt	Balance	Encumbered Hotels
Line of credit	$—
Boca Raton - ES, Charlotte SouthPark - DT, Dana Point - DTGS, Houston Medical Center - HI, Myrtle Beach - HLT, Mandalay Beach - ES, Nashville Airport - ES, Philadelphia Independence Mall - HI, Pittsburgh University Center - HI, Santa Barbara Goleta - HI and Santa Monica at the Pier - HI

CMBS debt	$205
Anaheim - ES, Bloomington - ES, Charleston Mills
House - HI, Dallas DFW South - ES, Deerfield Beach - ES, Jacksonville - ES, Dallas Love Field - ES, Raleigh/Durham - DTGS, San Antonio Airport - HI and Tampa Rocky Point - DTGS

Mortgage debt	$212
Atlanta Buckhead - ES, Atlanta Galleria - SS, Boston
Marlboro - ES, Burlington - SH, Corpus Christi - ES,
Ft. Lauderdale Cypress Creek - SS, Orlando South - ES, Philadelphia Society Hill - SH and South San Francisco - ES

Mortgage debt	$111	Baton Rouge - ES, Birmingham - ES, Ft. Lauderdale - ES, Miami Airport - ES, Milpitas - ES, Minneapolis Airport - ES and Napa Valley - ES
CMBS debt(a)	$68	Atlanta Airport - ES, Austin - DTGS, BWI Airport - ES, Orlando Airport - HI and Phoenix Biltmore - ES
CMBS debt	$24	New Orleans Convention Center - ES
CMBS debt	$11	Indianapolis North - ES
Senior secured notes	$525	Boston Copley - FMT, Los Angeles International Airport - ES, Indian Wells Esmeralda Resort & Spa - REN, St. Petersburg Vinoy Resort & Golf Club - REN, Morgans and Royalton
Senior secured notes	$455
Atlanta Airport - SH, Boston Beacon Hill - HI, Dallas Market Center - ES, Myrtle Beach Resort - ES, Nashville Opryland -Airport - HI, New Orleans French Quarter - HI, Orlando North - ES, Orlando Walt Disney World® - DTGS, San Diego on the Bay - HI, San Francisco Waterfront - ES, San Francisco Fisherman's Wharf - HI, San Francisco Union Square - MAR, Toronto Airport - HI and Toronto
Yorkdale - HI

(a)	The hotels under this debt are subject to separate loan agreements and are not cross-collateralized.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Capital Expenditures
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Improvements and additions to majority-owned hotels	$20,206	$10,194	$35,244	$18,393
Partners' pro rata share of additions to consolidated joint venture hotels	(251)	(87)	(440)	(122)
Pro rata share of additions to unconsolidated hotels	339	543	1,472	970
Total additions to hotels(a)	$20,294	$10,650	$36,276	$19,241

(a)    Includes capitalized interest, property taxes, ground leases and certain employee costs.

Supplemental Financial Data
(in thousands, except per share information)

	June 30,	December 31,
Total Enterprise Value	2011	2010
Common shares outstanding	124,569	96,882
Units outstanding	640	285
Combined shares and units outstanding	125,209	97,167
Common stock price	$5.33	$7.04
Market capitalization	$667,364	$684,056
Series A preferred stock	309,362	309,362
Series C preferred stock	169,412	169,412
Consolidated debt	1,612,106	1,548,309
Noncontrolling interests of consolidated debt	(2,934)	(3,754)
Pro rata share of unconsolidated debt	76,447	77,295
Cash and cash equivalents	(231,049)	(200,972)
Total enterprise value	$2,600,708	$2,583,708

Portfolio Summary

Description	Hotels	Rooms
Comparable hotels at June 30, 2011	67	19,513
Hotels marketed for sale	8	2,397
Same-store hotels	75	21,910
Hotels acquired in 2011 (Royalton, Morgans)	2	282
Discontinued operations (sold in July)	3	732
Consolidated hotels	80	22,924
Unconsolidated hotels	1	171
Total hotels at June 30, 2011	81	23,095
Hotels sold July	(3)	(732)
Hotels owned at August 1, 2011	78	22,363

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Hotel Portfolio Composition

The following table illustrates the distribution of comparable hotels (excludes eight hotels in continuing operations that are currently being marketed for sale, and Royalton and Morgans, which were acquired in May 2011).

Brand	Hotels	Rooms	% of Total Rooms	% of 2010 Hotel EBITDA(a)
Embassy Suites Hotels	37	9,757	50	58
Holiday Inn	13	4,338	22	19
Doubletree and Hilton	8	1,856	10	10
Sheraton and Westin	5	1,858	9	8
Renaissance and Marriott	3	1,321	7	3
Fairmont	1	383	2	2	(b)

Market
South Florida	5	1,439	7	8
Los Angeles area	4	899	5	7
San Francisco area	6	2,138	11	7
Boston	3	915	5	5
Atlanta	3	952	5	5
Philadelphia	2	729	4	4
Central California Coast	2	408	2	4
Myrtle Beach	2	640	3	4
New Orleans	2	744	4	4
San Antonio	3	874	5	4
Orlando	3	761	4	4
Minneapolis	2	528	3	4
San Diego	1	600	3	3
Dallas	2	784	4	3
Other	27	7,102	35	34

Location
Urban	18	5,919	30	33
Suburban	25	6,158	32	28
Airport	14	4,509	23	22
Resort	10	2,927	15	17

(a)	Hotel EBITDA is more fully described on page 22.

(b)	Represents Hotel EBITDA from date of acquisition (August 2010).

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

The following tables set forth occupancy, ADR and RevPAR for the three and six months ended June 30, 2011 and 2010, and the percentage changes therein for the periods presented, for our same-store Consolidated Hotels (excluding Morgans and Royalton, which were acquired in May 2011) included in continuing operations.

Detailed Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	%Variance	2011	2010	%Variance
Embassy Suites Hotels	78.7	76.6	2.8	75.5	73.9	2.2
Holiday Inn	79.2	78.1	1.4	74.0	73.8	0.3
Doubletree and Hilton	75.9	75.5	0.5	69.7	69.5	0.3
Sheraton and Westin	71.2	70.0	1.7	69.1	67.3	2.7
Renaissance and Marriott	72.8	67.8	7.4	71.9	66.6	8.0
Fairmont	84.1	84.6	(0.6)	68.6	68.2	0.6
Comparable hotels	77.6	75.8	2.4	73.6	72.2	2.0
Hotels marketed for sale	66.0	67.8	(2.7)	67.2	66.4	1.1
Total same-store hotels	76.3	74.9	1.9	72.9	71.6	1.9

	ADR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	%Variance	2011	2010	%Variance
Embassy Suites Hotels	129.86	127.12	2.2	131.46	129.48	1.5
Holiday Inn	122.69	116.33	5.5	116.89	110.29	6.0
Doubletree and Hilton	126.28	118.61	6.5	126.72	116.83	8.5
Sheraton and Westin	109.05	106.79	2.1	109.94	105.45	4.3
Renaissance and Marriott	177.78	168.37	5.6	187.10	175.96	6.3
Fairmont	268.90	253.54	6.1	242.34	223.61	8.4
Comparable hotels	131.86	127.13	3.7	131.29	126.25	4.0
Hotels marketed for sale	108.91	110.28	(1.2)	111.62	110.79	0.7
Total same-store hotels	129.68	125.45	3.4	129.30	124.68	3.7

	RevPAR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	%Variance	2011	2010	%Variance
Embassy Suites Hotels	102.22	97.32	5.0	99.25	95.63	3.8
Holiday Inn	97.16	90.86	6.9	86.51	81.39	6.3
Doubletree and Hilton	95.82	89.51	7.1	88.29	81.16	8.8
Sheraton and Westin	77.64	74.75	3.9	75.98	70.99	7.0
Renaissance and Marriott	129.46	114.15	13.4	134.50	117.12	14.8
Fairmont	226.12	214.52	5.4	166.30	152.56	9.0
Comparable hotels	102.28	96.34	6.2	96.68	91.19	6.0
Hotels marketed for sale	71.87	74.76	(3.9)	74.96	73.57	1.9
Total same-store hotels	98.94	93.97	5.3	94.29	89.25	5.7

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Comparable Hotels(a) Operating Statistics for Our Top Markets

	Occupancy (%)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	%Variance	2011	2010	%Variance
South Florida	76.5	75.6	1.2	79.8	80.3	(0.6)
Los Angeles area	83.0	77.7	6.9	78.4	74.1	5.8
San Francisco area	80.7	78.8	2.4	74.5	72.1	3.4
Boston	84.2	84.9	(0.8)	76.4	75.7	0.9
Atlanta	79.4	76.8	3.4	77.1	76.3	1.2
Philadelphia	82.4	80.4	2.5	70.2	70.5	(0.4)
Central California Coast	76.3	80.4	(5.1)	72.5	75.1	(3.5)
Myrtle Beach	72.8	73.4	(0.9)	56.9	58.9	(3.4)
New Orleans	79.0	73.7	7.2	74.5	71.2	4.6
San Antonio	75.6	76.7	(1.5)	74.8	75.7	(1.3)
Orlando	82.5	77.9	5.9	84.2	82.7	1.7
Minneapolis	78.9	77.6	1.7	77.1	73.7	4.6
San Diego	79.3	78.8	0.7	76.6	75.2	1.9
Dallas	64.4	64.7	(0.5)	67.0	63.1	6.2
	ADR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	%Variance	2011	2010	%Variance
South Florida	120.27	114.69	4.9	139.85	140.49	(0.5)
Los Angeles area	139.67	136.03	2.7	139.01	134.27	3.5
San Francisco area	139.78	129.18	8.2	137.18	126.28	8.6
Boston	204.13	188.61	8.2	178.61	166.41	7.3
Atlanta	103.22	102.77	0.4	104.98	103.81	1.1
Philadelphia	140.67	131.80	6.7	133.90	123.10	8.8
Central California Coast	152.74	157.51	(3.0)	143.86	148.58	(3.2)
Myrtle Beach	154.56	144.16	7.2	134.64	126.35	6.6
New Orleans	140.19	128.85	8.8	141.64	130.57	8.5
San Antonio	94.20	98.55	(4.4)	94.70	98.44	(3.8)
Orlando	110.99	107.63	3.1	116.33	111.12	4.7
Minneapolis	131.30	125.63	4.5	125.85	124.06	1.4
San Diego	113.59	118.10	(3.8)	117.64	116.68	0.8
Dallas	106.50	110.58	(3.7)	114.77	111.42	3.0
	RevPAR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	%Variance	2011	2010	%Variance
South Florida	92.00	86.68	6.1	111.65	112.86	(1.1)
Los Angeles area	115.90	105.64	9.7	108.99	99.47	9.6
San Francisco area	112.77	101.79	10.8	102.20	91.00	12.3
Boston	171.97	160.18	7.4	136.54	126.04	8.3
Atlanta	81.95	78.94	3.8	80.99	79.16	2.3
Philadelphia	115.84	105.94	9.3	93.93	86.74	8.3
Central California Coast	116.55	126.61	(7.9)	104.25	111.55	(6.5)
Myrtle Beach	112.44	105.87	6.2	76.58	74.38	3.0
New Orleans	110.77	94.97	16.6	105.57	93.01	13.5
San Antonio	71.21	75.62	(5.8)	70.80	74.55	(5.0)
Orlando	91.61	83.87	9.2	97.89	91.94	6.5
Minneapolis	103.56	97.47	6.2	97.01	91.39	6.1
San Diego	90.14	93.04	(3.1)	90.11	87.71	2.7
Dallas	68.55	71.55	(4.2)	76.96	70.36	9.4

(a)    Excludes eight hotels in continuing operations that are currently being marketed for sale, as well as Royalton and Morgans, which were acquired in May 2011.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Non-GAAP Financial Measures

We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended June 30,
	2011			2010
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$(42,397)			$21,990
Noncontrolling interests	132			(376)
Preferred dividends	(9,678)			(9,678)
Net income (loss) attributable to FelCor common stockholders	(51,943)			11,936
Less: undistributed earnings allocated to unvested restricted stock	—			(352)
Numerator for basic and diluted income (loss) attributable to common stockholders	(51,943)	122,992	(0.42)	11,584	66,531	0.17
Depreciation and amortization	34,011	—	0.26	34,158	—	0.50
Depreciation, discontinued operations and unconsolidated entities	4,402	—	0.04	6,566	—	0.10
Gain on sale of hotels, net	(6,660)	—	(0.05)	—	—	—
Gain on involuntary conversion, net	(21)	—	—	—	—	—
Noncontrolling interests in FelCor LP	(183)	433	—	51	295	—
Undistributed earnings allocated to restricted stock	—	—	—	352	—	0.01
Conversion of options and unvested restricted stock	—	—	—	—	828	—
FFO	(20,394)	123,425	(0.17)	52,711	67,654	0.78
Impairment loss	11,706	—	0.09	—	—	—
Impairment loss, discontinued operations	598	—	—	—	—	—
Acquisition costs	827	—	0.01	—	—	—
Debt extinguishment, including discontinued operations	23,710	—	0.19	(46,060)	—	(0.68)
Conversion of options and unvested restricted stock	—	855	0.01	—	—	—
Adjusted FFO	$16,447	124,280	$0.13	$6,651	67,654	$0.10

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share data)

	Six Months Ended June 30,
	2011			2010
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(74,123)			$(40,952)
Noncontrolling interests	194			178
Preferred dividends	(19,356)			(19,356)
Net loss attributable to FelCor common stockholders	(93,285)	109,249	$(0.85)	(60,130)	65,014	$(0.92)
Depreciation and amortization	67,861	—	0.61	68,639	—	1.04
Depreciation, discontinued operations and unconsolidated entities	9,448	—	0.09	13,346	—	0.21
Noncontrolling interests in FelCor LP	(303)	359	—	(274)	295	—
Gain on sale of hotels, net	(6,660)	—	(0.06)	—	—	—
Gain on involuntary conversion, net	(171)	—	—	—	—	—
Gain on sale of unconsolidated entities	—	—	—	(559)	—	(0.01)
Conversion of options and unvested restricted stock	—	—	—	—	651	—
FFO	(23,110)	109,608	(0.21)	21,022	65,960	0.32
Impairment loss	11,706	—	0.11	—	—	—
Impairment loss, discontinued operations	598	—	0.01	21,060	—	0.32
Acquisition costs	946	—	0.01	—	—	—
Debt extinguishment, including discontinued operations	23,961	—	0.22	(46,060)	—	(0.70)
Conversion of options and unvested restricted stock	—	860	(0.01)	—	(651)	—
Adjusted FFO	$14,101	110,468	$0.13	$(3,978)	65,309	$(0.06)

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA,
Same-store Adjusted EBITDA and Hotel EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income (loss)	$(42,397)	$21,990	$(74,123)	$(40,952)
Depreciation and amortization	34,011	34,158	67,861	68,639
Depreciation, discontinued operations and unconsolidated entities	4,402	6,566	9,448	13,346
Interest expense	34,928	35,952	68,442	70,782
Interest expense, discontinued operations and unconsolidated entities	1,462	2,529	2,964	5,543
Amortization of stock compensation	1,774	1,642	3,577	3,257
Noncontrolling interests in other partnerships	(51)	(325)	(109)	(96)
EBITDA	34,129	102,512	78,060	120,519
Impairment loss	11,706	—	11,706	—
Impairment loss, discontinued operations	598	—	598	21,060
Debt extinguishment, including discontinued operations	23,710	(46,060)	23,961	(46,060)
Acquisition costs	827	—	946	—
Gain on sale of hotels, net	(6,660)	—	(6,660)	—
Gain on involuntary conversion, net	(21)	—	(171)	—
Gain on sale of unconsolidated subsidiary	—	—	—	(559)
Adjusted EBITDA	64,289	56,452	108,440	94,960
Adjusted EBITDA from discontinued operations	(2,134)	(4,149)	(5,156)	(6,060)
Adjusted EBITDA from acquired hotels(a)	(567)	2,394	(567)	315
Same-store Adjusted EBITDA	61,588	54,697	102,717	89,215
Other revenue	(1,011)	(1,007)	(1,236)	(1,372)
Equity in income from unconsolidated entities (excluding interest and depreciation expense)	(4,947)	(4,874)	(8,287)	(7,857)
Noncontrolling interests in other partnerships (excluding interest and depreciation expense)	610	935	1,237	1,327
Consolidated hotel lease expense	10,497	10,015	18,801	17,773
Unconsolidated taxes, insurance and lease expense	(1,753)	(1,671)	(3,436)	(3,363)
Interest income	(53)	(96)	(94)	(200)
Other expenses (excluding acquisition costs)	789	801	1,301	1,362
Corporate expenses (excluding amortization expense of stock compensation)	5,136	4,868	12,870	13,100
Hotel EBITDA	$70,856	$63,668	$123,873	$109,985

(a)    For same-store metrics, we have included the hotel acquired in August 2010 and excluded the two hotels acquired in May 2011 for all periods presented.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Total revenues	$257,366	$228,711	$483,084	$437,136
Other revenue	(1,011)	(1,007)	(1,236)	(1,372)
Hotel operating revenue	256,355	227,704	481,848	435,764
Revenue from acquired hotels(a)	(3,343)	12,034	(3,343)	17,889
Same-store hotel operating revenue	253,012	239,738	478,505	453,653
Same-store hotel operating expenses	(182,156)	(176,070)	(354,632)	(343,668)
Hotel EBITDA	$70,856	$63,668	$123,873	$109,985
Hotel EBITDA margin(b)	28.0%	26.6%	25.9%	24.2%

(a)    For same-store metrics, we have included the hotel acquired in August 2010 and excluded the two hotels acquired in May 2011 for all periods presented.
(b)    Hotel EBITDA as a percentage of same-store hotel operating revenue.

Reconciliation of Total Operating Expenses to Same-store Hotel Operating Expenses
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Total operating expenses	$247,919	$216,243	$471,034	$426,862
Unconsolidated taxes, insurance and lease expense	1,753	1,671	3,436	3,363
Consolidated hotel lease expense	(10,497)	(10,015)	(18,801)	(17,773)
Corporate expenses	(6,910)	(6,510)	(16,447)	(16,357)
Depreciation and amortization	(34,011)	(34,158)	(67,861)	(68,639)
Impairment loss	(11,706)	—	(11,706)	—
Other expenses	(1,616)	(801)	(2,247)	(1,362)
Expenses from acquired hotels(a)	(2,776)	9,640	(2,776)	17,574
Same-store hotel operating expenses	$182,156	$176,070	$354,632	$343,668

(a)    For same-store metrics, we have included the hotel acquired in August 2010 and excluded the two hotels acquired in May 2011 for all periods presented.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Reconciliation of Ratio of Operating Income to Total Revenues to Hotel EBITDA Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Ratio of operating income to total revenues	3.7%	5.5%	2.5%	2.4%
Other revenue	(0.4)	(0.4)	(0.3)	(0.3)
Revenue from acquired hotels(a)	(1.1)	4.8	(0.5)	3.8
Unconsolidated taxes, insurance and lease expense	(0.7)	(0.7)	(0.7)	(0.7)
Consolidated hotel lease expense	4.1	4.2	3.9	3.9
Other expenses	0.6	0.3	0.5	0.3
Corporate expenses	2.7	2.7	3.4	3.6
Depreciation and amortization	13.4	14.2	14.1	15.1
Impairment loss	4.6	—	2.4	—
Expenses from acquired hotels(a)	1.1	(4.0)	0.6	(3.9)
Hotel EBITDA margin	28.0%	26.6%	25.9%	24.2%

(a)    For same-store metrics, we have included the hotel acquired in August 2010 and excluded the two hotels acquired in May 2011 for all periods presented.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Reconciliation of Forecasted Net Loss to Forecasted Adjusted FFO and
Adjusted EBITDA
(in millions, except per share and unit data)

	Full Year 2011 Guidance
	Low Guidance		High Guidance
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net loss	$(121)		$(115)
Preferred dividends	(39)		(39)
Net loss attributable to FelCor common stockholders	(160)	$(1.38)	(154)	$(1.33)
Depreciation(b)	154		154
Gain on sale of hotels, net	(8)		(8)
Noncontrolling interests in FelCor LP	(1)		(1)
FFO	(15)	$(0.13)	(9)	$(0.08)
Debt extinguishment	22		22
Impairment	12		12
Acquisition costs	1		1
Adjusted FFO	$20	$0.17	$26	$0.22

Net loss	$(121)		$(115)
Depreciation(b)	154		154
Interest expense(b)	141		141
Amortization expense	7		7
Noncontrolling interests in FelCor LP	(1)		(1)
EBITDA	180		186
Debt extinguishment	22		22
Impairment	12		12
Gain on sale of hotels, net	(8)		(8)
Acquisition costs	1		1
Adjusted EBITDA	$207		$213

(a)    Weighted average shares and units are 117.4 million.
(b)    Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company's operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT's performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items, including but not limited to those described below, provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor's better understanding of our operating performance.

•    Gains and losses related to debt extinguishment and interest rate swaps - We exclude gains and losses related to debt extinguishment and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

•    Impairment losses - We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•    Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA we exclude gains or losses on the sale of depreciable assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control.  We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making.  Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners.  We present Hotel EBITDA and Hotel EBITDA margin by eliminating all revenues and expenses from continuing operations not directly associated with hotel operations, including corporate-level expenses, depreciation and amortization, and expenses related to our capital structure.  We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis.  We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets, and implicitly assume that the value of real estate assets diminishes predictably over time, accurately reflect an adjustment in the value of our assets.  We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels.  Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Second Quarter 2011 Operating Results
August 2, 2011

Use and Limitations of Non-GAAP Measures

Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies.  We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.

The use of these non-GAAP financial measures has certain limitations.  These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies.  These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures.  Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance.  Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP.  They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP.  These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure.  Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

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